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                                                                   EXHIBIT 10.37

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.37 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.


                       By:      /s/  Hannes T. Smarason
                                ---------------------------

                       Name:    Hannes T. Smarason
                       Title:   Senior Vice President and Chief Business Officer


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                                     LEASE

1.       MAIN ITEMS OF THE LEASE

1.01. Lessor: the Computer Centre of the Icelandic Savings Banks, State Reg. No. 700389-1119, domiciled at Hlidarsmari 19, Kopavogur.

1.02. Lessee: Islensk erfdagreining ehf., State Reg. No. 691295-3549, domiciled at Lynghals 1, Reykjavik.

1.03. Leased property: office space at Hlidarsmari 19, Kopavogur. The leased property is 138.5 square metres on a mezzanine floor over the third storey, marked as 03-03. The leased property is 148.3 square metres, but a 10-square metre ventilation room is excluded.

1.04.    Activities: development work.

1.05.    Period of lease: 18 months.

1.06.    First date of Lease: 1 December 1999.

1.07.    Final date of Lease: 1 June 2001.

1.08.    Type of Lease: temporary.

1.09.    Terms of Lease: Monthly payments of ISK 800 per square metre.

1.10. Share in common cost: 4.95% of the total cost of the building. The cost of electricity is collected according to estimated use (a certified electrical contractor of the building is preparing a plan for this purpose).

1.11. Place of lease and other payments: to the account of the Computer Centre of the Icelandic Savings Banks No. 1100-26-2600 at Icebank Ltd.

1.12. Surety for lease payments and the payment of shared costs: a surety bond in the amount of ISK 330,000.


2.       TYPE OF LEASE

2.1 By this Lease, which constitutes a temporary lease pursuant to the Leasehold Act No. 36/1994, the Lessee leases the leased property under the conditions and terms further specified herein. The period of lease shall begin on 24 November 1999 and end without specific termination or notice on 24 May 2001. Following this period, the parties may extend the Lease by three months at a time.


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3.       LEASE AMOUNT AND PAYMENT

         The rent for the leased property is ISK 110,800 per month. The rent shall be adjusted in accordance with changes in the consumer price index, on the basis of the base index of November 1999, i.e. 193.3 points.

         Payments on the lease shall be effected on the first date of each month, and are payable one month in advance at each time. In the event that the Lessee does not effect payment on the rent within seven days from the due date, he shall pay the maximum punitive interest permitted by law for the amount outstanding until the date on which payment is made.

4.       SURETY TO THE LESSOR

         For the surety of payments of the lease, cost or possible damage caused to the premises by the Lessee or persons representing the Lessee, the Lessee shall submit a bill of exchange as a surety bond in the amount of ISK 330,000. The bill of exchange shall be issued and accepted by Islensk erfdagreining ehf.

5.       OPERATING COSTS

5.1 The Lessee shall pay the cost of the leased property as regards the use of hot and cold water as well as electricity. The Lessee shall pay the cost of cleaning the leased property and a share in the cost of cleaning the common area, cf. Article 1.10. Also, the Lessee shall pay costs in relation to the clearing of snow, in proportion with the share of the leased property in the area surrounding the premises.

5.2 The Lessee shall pay all real property charges on the leased property, including sewage charges and special tax on business premises, outdoor space rent, fire insurance and home-owner's insurance.

5.3 Operating costs which the Lessor pays for the Lessee shall be paid by the Lessee on his receipt of an invoice from the Lessor. In the event that the Lessee pays operating cost which should be paid by the Lessor, the Lessee may deduct such cost from the next lease payment.

6.       ALTERATIONS OF THE LEASED PROPERTY

6.1 The Lessee may not make changes to the premises, except with the written approval of the Lessor. The Lessor shall oppose alterations by the Lessee only with good reason. Such reasons include effect of the alterations on the appearance, carrying capacity, common area or use of the building.

         Minor repairs of the leased property, such as in relation to detachable fixtures, partition walls, wall ornaments etc. do not require the approval of the Lessor.

         All of the above alterations by the Lessee shall be at his own expense, including costs which may fall on the Lessor, other owners or lessees as a result of such alterations or their approval.

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6.2      All fixtures resulting from alterations shall become the property of the Lessor at the end of the lease period, unless the Lessor requests that the Lessee restore the leased property, in its entirety or in part, to its former condition.

7.       MAINTENANCE OF THE LEASED PROPERTY
7.1 The Lessee has inspected the leased property thoroughly and made no comments. The premises are clean, window panes are intact, and locks, switches, lavatory facilities, water pipes and drainage pipes are in good order. The Lessor is not under any obligation to make any changes to the premises, nor paint or repair it. No inspection of the leased property shall be carried out, unless such inspection is requested by either party within one week, at the latest, of the first day of this Lease. On receipt of the leased property, the Lessee acknowledges that the leased property is suitable for the activities for which it is leased, and that it is in a good condition and well maintained.

7.2 The Lessee undertakes to treat the leased property with care and in accordance with its agreed use.

         The Lessee shall at his own cost perform all maintenance of the specified leased property, including paintwork and repair of locks, faucets, electrical connections, fixtures etc.

         In the event that the leased property or its appurtenances are damaged by the Lessee, staff or other persons which the Lessee has granted use of or access to the premises, the Lessee shall make arrangements to compensate for the damage as soon as possible. If the Lessee neglects his obligations in this respect, the Lessor may request repair of the damage at the expense of the Lessee. The Lessor shall seek the opinion of the municipal building inspector before having the repair carried out, and obtain the inspector's approval of the cost when the repair has been completed.

7.3 When the lease period has ended, the Lessee shall return the leased property to the Lessor together with its appurtenances in the same condition as he received it. The Lessee bears unlimited liability for the compensation of all deterioration and damage to the premises, in so far as such deterioration or damage is not a normal consequence of its agreed or ordinary use.

7.4 Both parties may request inspection of the leased property at the beginning and end of the lease period. The parties shall pay equal shares in the cost of the inspection, unless either party is obviously the cause of the dispute according to the arbitrator's claims.

7.5 The Lessee shall be responsible for outdoor maintenance as well as the maintenance of the common area, including the lift; furthermore, the maintenance of windows from the outside, electrical installations and pipes to the premises used by the Lessee alone. In the event that the Lessee is responsible for the need for repairs to any of the above, he shall pay the cost of such repair.

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7.6      In the event that the Lessee considers the maintenance by the Lessor inadequate, the Lessee shall request that the Lessor make improvements and outline in which respect improvements are needed in his opinion.

7.7 Maintenance personnel of the Lessor shall be granted the necessary access to the leased property during repair work. The Lessor shall take measures to minimise the disturbance caused to the Lessee by the repair.

8.       USE OF THE LEASED PROPERTY

8.1 The Lessee may use the leased property as an office. He may not use the leased property in any other manner, except with the approval of the Lessor. However, the Lessor shall not obstruct other use of the premises by the Lessee if such use affects neither the Lessor nor other parties operating in the building.

8.2 The Lessee may not engage in any activities or store any such items in the leased property which may cause damage to the Lessor or other parties, or contravenes law or regulations.

8.3 The Lessee shall at all times treat the leased property with due care and tidiness observe generally accepted practises and rules of conduct regarding cleanliness, hygiene and healthiness.

         The Lessee shall observe generally accepted rules of courtesy, and ensure that habitual use of the building by others is not disturbed and that other occupants are not subjected to discomfort or annoyance. The Lessee shall observe any rules of conduct in the building which have been or may be established. The Lessor shall ensure that the Lessee enjoys the rights resulting from such rules of conduct.

9.       ACCESS OF THE LESSOR TO THE LEASED PROPERTY

9.1 The Lessor shall have the right of access to the leased property with a reasonable prior notice and in consultation with the Lessee in the presence of the Lessee or his representative, to carry out improvements of the leased property, and for the inspection of its condition and treatment. Also, the Lessor may exhibit the leased property to potential purchasers or lessees, provided that he informs the Lessee with at least 24 hours' notice.

9.2 The Lessor reserves the right to keep in his possession a key at all times to the leased property, so that he can at any time enter the ventilation room which is situated within the leased space. The ventilation room shall be the responsibility of the Lessor in all respects, and the Lessee shall have no access to the room. For routine inspection and maintenance of equipment in the ventilation room, the Lessor shall consult the Lessee on the time for such work to be carried out.

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10.      TRANSFER OF RENTAL RIGHTS

10.1 The Lessee may not transfer his rental rights or sub-lease the leased property without the consent of the Lessor.

11.      CANCELLATION OF LEASE

11.1 This Lease shall be subject to the rules on termination of Chapter III of the Leasehold Act No. 36/1994.

12.      OTHER

12.1 Any dispute arising out of this Lease shall be brought before the District Court of Reykjavik.

12.2 Any issues which the provisions of this Lease do not cover shall be subject to the Leasehold Act No. 36/1994.

In witness whereof, the Lessor and Lessee attach their signatures to this Lease in the presence of witnesses.

                          Reykjavik, 24 November 1999.

On behalf of                                         On behalf of
the Computer Centre of                               Islensk erfdagreining ehf.
the Icelandic Savings Banks
[Company signature]                                  Kari Stefansson [sign.]

Witnesses:
Helga Stefansdottir [sign.]
Elin Poroardottir [sign.], Id. No. 060763-4969

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